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EXHIBIT 23.1

                CONSENT OF INDEPENDENT ACCOUNTANT

We consent to the incorporation by reference in the registration statements of Summit Design, Inc. and subsidiaries on Form S-8 (File Nos. 333-18063, 333-47481, 333-32551 and 333-47545) and Form S-3 (File No. 333-46557 and
333-44003) of our report dated February 3, 1999 on our audits of the consolidated financial statements and financial statement schedule of Summit Design, Inc., as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.



                              /s/ PRICEWATERHOUSECOOPERS LLP

                              Portland, Oregon
                              March 30, 1999